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                                                                 EXHIBIT 4.3



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                             SNYDER OIL CORPORATION

                             SUBSIDIARY GUARANTORS

                                  Named Herein

                                      and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    Trustee

                               ---------------

                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of June 10, 1997

                                       to

                      Indenture dated as of June 10, 1997

                               ---------------

                                  $175,000,000

                   8 3/4% Senior Subordinated Notes due 2007

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                               TABLE OF CONTENTS

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                                                                            Page
ARTICLE I - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
       APPLICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.2   Other Definition Changes.  . . . . . . . . . . . . . . . 20
       Section 1.3   Other Definitions.   . . . . . . . . . . . . . . . . . . 20

ARTICLE II - NOTE FORMS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
       Section 2.1   Form of Face of Note   . . . . . . . . . . . . . . . . . 21
       Section 2.2   Form of Reverse of Note  . . . . . . . . . . . . . . . . 23
       Section 2.3   Form of Notation Relating to Subsidiary Guarantees   . . 27

ARTICLE III - THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       Section 3.1   Forms Generally  . . . . . . . . . . . . . . . . . . . . 29
       Section 3.2   Title and Terms  . . . . . . . . . . . . . . . . . . . . 30
       Section 3.3   Denominations  . . . . . . . . . . . . . . . . . . . . . 30
       Section 3.4   Book-Entry Provisions for Global Note  . . . . . . . . . 30

ARTICLE IV - DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . 31
       Section 4.1   Events of Default  . . . . . . . . . . . . . . . . . . . 31
       Section 4.2   Acceleration of Maturity; Rescission and Annulment   . . 33

ARTICLE V - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF OR LEASE . . . . . 35
       Section 5.1   Consolidation, Merger, Conveyance, Transfer Of or
                     Lease  . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VI - SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . 37
       Section 6.1   Additional Provisions Relating to Supplemental
                     Indentures.  . . . . . . . . . . . . . . . . . . . . . . 37
       Section 6.2   Additional Restrictions on Supplemental Indentures   . . 37
       Section 6.3   Notice of Supplemental Indentures and Waivers  . . . . . 38
       Section 6.4   Effect on Senior Indebtedness  . . . . . . . . . . . . . 38

ARTICLE VII - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.1   Existence  . . . . . . . . . . . . . . . . . . . . . . . 39
       Section 7.2   Maintenance of Properties  . . . . . . . . . . . . . . . 39
       Section 7.3   Statement by Officer as to Default   . . . . . . . . . . 39
       Section 7.4   Additional Covenants   . . . . . . . . . . . . . . . . . 40
       Section 7.5   Waiver of Certain Covenants  . . . . . . . . . . . . . . 54





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
       ARTICLE VIII - REDEMPTION OF NOTES   . . . . . . . . . . . . . . . . . 54
       Section 8.1   Right of Redemption  . . . . . . . . . . . . . . . . . . 54

ARTICLE IX - DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . . 55
       Section 9.1   Defeasance and Discharge   . . . . . . . . . . . . . . . 55
       Section 9.2   Covenant Defeasance  . . . . . . . . . . . . . . . . . . 55
       Section 9.3   Conditions to Defeasance or Covenant Defeasance  . . . . 55

ARTICLE X - SUBSIDIARY GUARANTEES . . . . . . . . . . . . . . . . . . . . . . 56
       Section 10.1  Subsidiary Guarantees  . . . . . . . . . . . . . . . . . 56





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       THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 10, 1997, is among
SNYDER OIL CORPORATION, a Delaware corporation (hereinafter called the "Company"), the SUBSIDIARY GUARANTORS (as defined hereinafter) and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Trustee").

                                    RECITALS

       WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 10, 1997 (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of June 10, 1997 (together with the Base Indenture, the "Original Indenture"), and as supplemented by this Second Supplemental Indenture (together with the Original Indenture, the "Indenture"), providing for the issuance and sale by the Company from time to time of its debt securities (the "Securities"), issuable in one or more series;

       WHEREAS, all capitalized terms used herein which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture unless otherwise defined herein;

       WHEREAS, Section 901(6) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to establish the form and terms of any series of Securities;

       WHEREAS, 901(5) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate an provision of the Original Indenture with respect to any series of Securities when there is no Security of such series Outstanding;

       WHEREAS, Sections 901(2) and 901(3) of the Original Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company and to add any additional Events of Default, respectively, for the benefit of all or any series of Securities;

       WHEREAS, Section 301 of the Original Indenture provides that the Company may enter into an indenture supplemental to the Original Indenture to establish certain terms of a series of Securities issued pursuant to the Original Indenture;

       WHEREAS, the Company has duly authorized the issuance of a series of its Securities named its 8 3/4% Senior Subordinated Notes due 2007 (the "Notes") of substantially the tenor and in the amount hereinafter set forth;

       WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to supplement and amend the Original Indenture insofar as it will apply to the Notes (and the related Subsidiary Guarantees) in certain respects; and

       WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and the related Subsidiary Guarantees, when executed by the Subsidiary Guarantors and delivered hereunder and duly issued by the Subsidiary Guarantors, the valid obligations of the Subsidiary Guarantors, and to make this Second Supplemental Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with their and its terms.

       NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee hereby agree that the following provisions supplement and amend the Original Indenture solely with respect to the series of Securities that consists of the
Notes:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       Section 1.1   Definitions.

       "6% Convertible Preferred Stock" means the 6% convertible preferred stock, par value $.01 per share, of the Company.

       "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an acquisition of Properties from such Person or (b) outstanding at the time such Person becomes a Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date, of the related acquisition of Properties from any Person or the date the acquired Person becomes a Subsidiary.

       "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, with no less than 90% of such discounted future net revenues estimated or audited by one or more nationally recognized firms of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors





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
which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through
(4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (i) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (ii) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (ii) the sum of (a) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary), (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

       "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.





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
       "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

       "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary, (ii) all or substantially all of the Properties of the Company or any of its Restricted Subsidiaries or (iii) any other Properties of the Company or any of its Restricted Subsidiaries (including Production Payments) other than (a) a disposition of hydrocarbons or other mineral products (other than Production Payments), inventory, accounts receivable, cash, Cash Equivalents or other property in the ordinary course of business, (b) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Property in the ordinary course of business or (c) the liquidation Of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of Properties which is governed by, and made in accordance with, the provisions of Article Eight hereof, (ii) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 1012 hereof, (iii) any transfer of the securities of or property or assets of Patina or SOCO International or (iv) any transfer, in one or a series of related transactions, of Properties having a Fair Market Value of less than $2,000,000.

       "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

       "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board.





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
       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and, to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

       "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business, (b) such deposits do not at any one time exceed $5,000,000 in the aggregate and (c) no funds so deposited remain on deposit in such bank for more than 30 days; (vii) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under any of the Company's or any Restricted Subsidiary's credit facilities, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v).

       "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more





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
than 50% of the total voting power of the Voting Stock of the surviving or resulting Person; (iii) the Company, either individually or in conjunction, with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases, or otherwise disposes of, or one or more Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise dispose of, all or substantially all of the Properties of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary);
(iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

       "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

       "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

       "Consolidated Exploration Expenses" means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Exploration Expenses, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and
(b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments to (ii) the Consolidated Interest Expense for such period; provided, however, that (a) the Consolidated Fixed Charge Coverage Ratio shall be calculated on the assumption that (1) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in
Section 1014(i) hereof through and including the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction





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
(whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (2) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (b) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with
Section 1014(i) hereof and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate,
(c) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 1014(i) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (d) notwithstanding clauses (b) and (c) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (e) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (f) if after the first day of the period referred to in clause (i) of this definition the Company has retired any Indebtedness out of the net cash proceeds of the issue and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

       "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Interest Expense" means, for any period, without duplication, (i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (1) any amortization of debt discount, (2) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (3) the interest portion of any deferred payment obligation constituting indebtedness, (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (5) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than





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
the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Redeemable Capital Stock or 6% Convertible Preferred Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock or 6% Convertible Preferred Stock is owned by Persons other than the Company or its Restricted Subsidiaries and to the extent such dividends are not paid in Common Stock, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the period preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, less (ii) to the extent included in clause (i), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

       "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (i) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),
(ii) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (iii) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions or interest on indebtedness actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (iv) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination and (v) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgement, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (vi) income resulting from the transfers of property or assets received by the Company or Restricted Subsidiaries from Unrestricted Subsidiaries, (vii) the cumulative effect of a change in accounting principles and (viii) any write-downs of non-current assets, provided, however, that any ceiling limitation write-downs shall be treated as capitalized costs. Notwithstanding for foregoing, any net gains or losses related to the sale or disposition of any securities of or any properties or assets of Patina or SOCO International shall be excluded from the determination of Consolidated Net Income.

       "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

       "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

       "Convertible Subordinated Notes" means the 7% convertible subordinated notes due 2001 of the Company.

       "Default" means any event that is or with the passage of time or giving of notice or both would be an Event of Default.

       "Depository" means The Depository Trust Company, its nominees and their respective successors.

       "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than in interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

       "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of The United States Code, as amended from time to time.

       The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit; provided however, that a guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person provided that such Investment is otherwise permitted by this Indenture. When used as a verb, "guarantee" shall have a corresponding meaning.

       "Guarantor Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in correction with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of a Subsidiary Guarantor, whether outstanding on the date of this Second Supplemental Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor shall not include (i) Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee, (ii) Indebtedness of such Subsidiary Guarantor that is expressly pari passu with its Subsidiary Guarantee or is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee, (iii) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of Section 1014 hereof, (iv) Indebtedness of such Subsidiary Guarantor to the Company or any of the Company's other Subsidiaries or to any Affiliate of the Company or any Subsidiary of such Affiliate and (v) Indebtedness which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code is without recourse to such Subsidiary Guarantor.

       "Holder" means a Person in whose name a Note is registered in a Security Register.

       "Indenture" means the Original Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by this Second Supplemental Indenture and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto and thereto entered into pursuant to the applicable provisions hereof and thereof.

       "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

       "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives and including, without limitation, any interests in any partnership or joint venture) or evidences of Indebtedness issued by, any other Person. In addition,
(i) the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time and (ii) the fair market value of Capital Stock retained by the Company or a Restricted Subsidiary in connection with the sale or issuance of Capital Stock of a Restricted Subsidiary in accordance with
Section 1016 hereof that,
as a result of such transaction, is no longer a Restricted Subsidiary shall be deemed to be an "Investment" made at the time of such transaction. "Investments" shall exclude (a) extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business, (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with Section 1016 hereof, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate, (c) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 1019 hereof and (d) endorsements of negotiable instruments and documents in the ordinary course of business.

       "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and
(ii) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in Section 1019 hereof.

       "Material Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with its Subsidiaries, (a) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed fiscal year of the Company, or (b) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries at the end of such fiscal year, all as shown in the case of (a) and (b) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

       "Moody's" means Moody's Investors Service, Inc. and its successors.

       "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the Property subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments. revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

       "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

       "Non-payment Event of Default" means any event (other than a Payment Event of Default), the occurrence of which (with or without notice or the passage of time) entitles one or more Persons to accelerate the maturity of any Specified Senior Indebtedness.

       "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary incurred in connection with the acquisition by the Company or a Restricted Subsidiary of any property or assets and as to which (i) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "Notes" has the meaning stated in the recitals of this Second Supplemental Indenture and more particularly means any Notes authenticated and delivered under this Second Supplemental Indenture.

       "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

       "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (ii) the gathering, marketing. treating, processing, storage, selling and transporting of any production from such interests or Properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas, hydrocarbons and other minerals and products produced in association therewith and (iv) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through
(iii) of this definition.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.

       "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

              (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given Pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (3) Notes, except to the extent provided in Sections 402 and 403 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article Four hereof; and

              (4) Notes which have been paid pursuant to Section 306 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

       "Patina" means Patina Oil & Gas Corporation, a Delaware corporation.

       "Payment Event of Default" means any default in the payment or required prepayment of Principal of (or premium, if any, on) or interest on any Specified Senior Indebtedness when due (whether at final maturity, upon scheduled installment, upon acceleration or otherwise).

       "Permitted Designees" means (i) trusts for the benefit of the Permitted Holder and (ii) in the event of death or incompetence of the Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative, provided that if any such estate, heir, executor, administrator, committee or other personal representative acquires, subsequent to the death or incapacity of the Permitted Holder, any additional shares of Voting Stock of the Company, such person will cease to be a Permitted Designee.


       "Permitted Guarantor Junior Notes" means with respect to any Subsidiary Guarantor, equity securities or subordinated debt securities of such Subsidiary Guarantor or any successor Obligor with respect to its Guarantor Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Guarantor Senior Indebtedness of such Subsidiary Guarantor or successor obligor that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantee of such Subsidiary Guarantor is so subordinated as provided in this Indenture.

       "Permitted Holder" means John C. Snyder and his Permitted Designees.

       "Permitted Indebtedness" means any of the following:

              (i) Indebtedness under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $250,000,000 and (b) an amount equal to the sum of (1) $100,000,000 and (2) 15% of Adjusted Consolidated Net Tangible Assets, less any amounts applied to repay or prepay permanently any such Indebtedness in accordance with Section 1019 hereof, including any guarantee of any such Indebtedness (including by any Subsidiary) and any fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such indebtedness;

              (ii)   Indebtedness under the Notes and the Subsidiary
       Guarantees;

              (iii) Indebtedness outstanding on the date of this Second Supplemental Indenture (and not repaid or defeased with the proceeds of the offering of the Notes);

              (iv) obligations of the Company or a Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; and hedging arrangements that the Company or a Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil or natural gas prices;

              (v) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of a Restricted Subsidiary to the Company or a Wholly Owned Restricted

       Subsidiary; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 1014 at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary;

              (vi) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

              (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); any guarantee of Senior Indebtedness or Guarantor Senior Indebtedness incurred in compliance with Section 1014 hereof, by a Restricted Subsidiary or the Company;

              (viii) any guarantee of Senior Indebtedness or Guarantor Senior Indebtedness, incurred in compliance with Section 1014, by a Restricted Subsidiary or the Company;

              (ix) any renewals, substitutions, financings or replacements (each, for purposes of this clause, a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
       (ii) or (iii) of this definition, including any successive refinancings by the Company or such Restricted Subsidiary, so long as (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, and (b) in the case of any refinancing of Indebtedness of the Company that is not Senior Indebtedness, such new Indebtedness is either pari passu with the Notes or subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (c) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

              (x)    Non-Recourse Indebtedness; and

              (xi) any additional Indebtedness in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding.

       "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Restricted Subsidiaries; (iii) Investments in an amount not to exceed $10,000,000 at any one time outstanding; (iv) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary; (v) Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of activity exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties limited liability company agreements (including Unrestricted Subsidiaries); (vi) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices;
(vii) entry into any currency exchange contract in the ordinary course of business; and (viii) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or a Restricted Subsidiary, in each case as to debt owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary.

       "Permitted Liens" means the following types of Liens:

              (i) Liens existing as of the date the Notes are first issued (except to the extent such Liens secure Indebtedness that is repaid or defeased with the proceeds of the offering of the Notes) and any renewal, extension or refinancing of any such Lien provided that thereafter such Lien extends only to the properties that were subject to such Lien prior to the renewal, extension or refinancing thereof;

              (ii)   Liens securing the Notes or the Subsidiary Guaranties; and

              (iii)  Liens in favor of the Company.

       "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Second Supplemental Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

       "Public Equity Offering" means an underwritten public offering for cash by the Company of its Qualified Capital Stock pursuant to a registration statement that has been declared effective by the Commission (other than a registration statement on Form S-8 or any successor form or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

       "Qualified Capital Stock" of any Person means any and all Capital Stock of such person other than Redeemable Capital Stock.

       "Record Date" means a Regular Record Date or a Special Record Date.

       "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Second Supplemental Indenture.

       "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Second Supplemental Indenture.

       "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

       "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Second Supplemental Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Second Supplemental Indenture.

       "S&P" means Standard and Poor's Ratings Service, a division of McGraw-Hill, Inc., and its successors.

       "SOCO International" means SOCO International, Inc., a Delaware corporation.

       "Specified Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, (a) all Guarantor Senior Indebtedness of such Subsidiary Guarantor in respect of the Bank Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this definition, a "refinancing") thereof by such Subsidiary Guarantor, including any successive refinancings thereof by such Subsidiary Guarantor, and (b) any other Guarantor Senior Indebtedness and any refinancings thereof having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Guarantor Senior Indebtedness or pursuant to which such Guarantor Senior Indebtedness was issued specifically designates such Guarantor Senior Indebtedness as "Specified Guarantor Senior Indebtedness" for purposes of the Indenture. For purposes of this definition, a refinancing of any Specified Guarantor Senior Indebtedness shall be treated as Specified Guarantor Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Guarantor Senior Indebtedness refund and only if the Indebtedness issued in such refinancing is permitted under Section 1014(i) hereof.

       "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

       "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Note.

       "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

       "Subsidiary Guarantee" has the meaning specified in Section 1501 hereof.

       "Subsidiary Guarantor" means each of (i) DelMar Petroleum, Inc., a Delaware corporation, (ii) Mexican Flats Service Company, a Delaware corporation, (iii) Snyder Fluid Technologies, Inc., a Delaware corporation,
(iv) Snyder Gas Marketing, Inc., a Delaware corporation, (v) SOCO Gas Systems, Inc., a Delaware corporation, (vi) SOCO Holdings, Inc., a Delaware corporation,
(vii) SOCO Louisiana Leasing, Inc., a Delaware corporation, (viii) SOCO Offshore, Inc., a Delaware corporation, (ix) Western Transmission Corporation, a Delaware corporation, (x) Wyoming Gathering and Production Company, a Delaware corporation, (xi) each of the Company's Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of
Section 1015(i) hereof and (xii) any Person that becomes a successor guarantor of the Notes in compliance with the provisions of Section 1502 hereof.

       "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;
(c) the Company certifies to the Trustee that such designation complies with
Section 1012 hereof; and (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 1017 hereof); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary my be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 1012 hereof, in each case at the time of incurrence, or
(y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation,
(i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1014(i) hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 1017 hereof. Each of Patina and SOCO International will be an Unrestricted Subsidiary unless it is designated a Restricted Subsidiary in accordance with the terms hereof.

       "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stork of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

       "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

       Section 1.2   Other Definition Changes.

              (i) The following is hereby added to the end of the definition of "Senior Indebtedness," but only with respect to the Notes issued in accordance with the provisions hereof: " and (vii) Indebtedness of the Company to the extent incurred in violation of Section 1014(i) hereof."

              (ii) The following is hereby added to the end of the definition of "Specified Senior Indebtedness," but only with respect to the Notes issued in accordance with the provisions hereof: "For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Senior Indebtedness refinanced and only if Indebtedness issued in such refinancing is permitted by Section 1014(i) hereof."

       Section 1.3   Other Definitions.


                                                                       Defined
       Term                                                           in Section
       ----                                                           ----------
       "Agent Members"  . . . . . . . . . . . . . . . . . . . . . . . . . .  203
       "Change of Control Notice"   . . . . . . . . . . . . . . . . . . 1018(ii)
       "Change of Control Offer"  . . . . . . . . . . . . . . . . . . .  1018(i)
       "Change of Control Purchase Date"  . . . . . . . . . . . . . . .  1018(i)
       "Change of Control Purchase Price"   . . . . . . . . . . . . . .  1018(i)
       "Excess Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . 1019(ii)
       "Funding Guarantor"  . . . . . . . . . . . . . . . . . . . . . . . . 1605
       "Global Note   . . . . . . . . . . . . . . . . . . . . . . . . . . .  201
       "Net Proceeds Deficiency"  . . . . . . . . . . . . . . . . . .  1019(iii)
       "Net Proceeds Offer"   . . . . . . . . . . . . . . . . . . . .  1019(iii)
       "Net Proceeds Payment Date"  . . . . . . . . . . . . . . . . .  1019(iii)
       "Offered Price"  . . . . . . . . . . . . . . . . . . . . . . .  1019(iii)
       "Pari Passu Indebtedness Amount"   . . . . . . . . . . . . . .  1019(iii)
       "Pari Passu Offer"   . . . . . . . . . . . . . . . . . . . . .  1019(iii)
       "Payment Amount"   . . . . . . . . . . . . . . . . . . . . . .  1019(iii)
       "Physical Note"  . . . . . . . . . . . . . . . . . . . . . . . . . .  201
       "Purchase Notice"  . . . . . . . . . . . . . . . . . . . . . .  1019(iii)
       "Restricted Payment"   . . . . . . . . . . . . . . . . . . . . .  1012(i)
       "Subsidiary Guarantor Non-Payment Default"   . . . . . . . . . . 1609(ii)
       "Subsidiary Guarantor Payment Default"   . . . . . . . . . . . .  1609(i)
       "Subsidiary Guarantor Payment Notice"  . . . . . . . . . . . . . 1609(ii)
       "Surviving Entity  . . . . . . . . . . . . . . . . . . . . . . . . 801(a)
       "Trigger Date  . . . . . . . . . . . . . . . . . . . . . . . .  1018(iii)

                                   ARTICLE II

                                   NOTE FORMS

       Section 2.1   Form of Face of Note.

                             SNYDER OIL CORPORATION

                    8 3/4% Senior Subordinated Note due 2007

No. _____                                                             $_________

                                                             CUSIP No. 833482AC6

       Snyder Oil Corporation, a Delaware corporation (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns the principal sum of ______________ Dollars on June 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on December 15, 1997 and continuing semiannually thereafter, on June 15 and December 15 in each year, from June 10, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8.75% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

       Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Physical Notes at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

       [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company (55 Water Street, New York, New
York) ("DTC") shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of the DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                           SNYDER OIL CORPORATION

                                           By:
                                              ----------------------------------
                                                  President
Attest:


----------------------------
Secretary





--------------------

(1) This paragraph should be included only if the Security is issued in global form.

       Section 2.2   Form of Reverse of Note.

       This Note is one of a duly authorized issue of securities of the Company designated as its 8 3/4% Senior Subordinated Notes due 2007 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an Indenture dated as of June 10, 1997 between the Company and Texas Commerce Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee), as amended by a First Supplemental Indenture dated as of June 10, 1997 (herein called the "Original Indenture"), and a Second Supplemental Indenture dated as of June 10, 1997 (herein called the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture), among the Company, the initial Subsidiary Guarantors named therein, and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

       The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same,
(i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(iii) appoints the Trustee as his attorney-in-fact for such purpose.

       The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after June 15, 2002, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning June 15 of the years indicated below:

                                                                Redemption
        Year                                                      Price
        ----                                                  --------------
        2002                                                     104.375%
        2003                                                     102.916%
        2004                                                     101.458%
        2005 and thereafter                                      100.000%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

       In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Notes, or one or more Predecessor

Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

       At any time and from time to time prior to June 15, 2000, the Company may, at its option, redeem Notes in an amount in the aggregate up to 30% of the aggregate principal amount of the Notes originally issued under the Indenture with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least $122.5 million aggregate principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

       The Notes do not have the benefit of any mandatory redemption or sinking fund obligations.

       In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

       In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Notes at a purchase price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest to the Net Proceeds Payment Date.

       As set forth in the Indenture, an Event of Default is generally (i) default for 30 days in payment of interest on any of the Notes, (ii) failure to pay principal (and premium, if any) upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer),
(iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer, (iv) failure for 30 days after notice to comply with any other covenants in the Indenture or the Notes, (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $10,000,000, (vi) the failure of any Subsidiary Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture), (vii) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $10,000,000 over the coverage under applicable insurance policies which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 60 days and (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary, the principal amount of, premium, if any, and accrued interest on the Notes will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any Event of Default and any consequential acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Notes, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except Default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of Defaults.

       The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the

Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add or release any Subsidiary Guarantor pursuant to the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

       No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       A director, officer, employee, incorporator, stockholder or Affiliate of the Company or any Subsidiary Guarantor, as such, past, present or future shall not have any personal liability under this Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note with the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note with the notation of Subsidiary Guarantee endorsed hereon.

       Prior to the time of due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

       All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 777 Main Street, Fort Worth, Texas 76102, Attention: Investor Relations.

       Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

       Interest on this Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

       This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

       Section 2.3   Form of Notation Relating to Subsidiary Guarantees.

       The form of notation to be set forth on each Note relating to the Subsidiary Guarantees shall be in substantially the following form:

                             SUBSIDIARY GUARANTEES

       Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Notes, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the prompt payment in full when due or performance in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

       The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

       The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly subordinate to all Guarantor Senior Indebtedness to the extent set forth in Article Fifteen of the Indenture and reference is made to such Indenture for the precise terms of such subordination.

       No stockholder, officer, director, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under its Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

       Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

       All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Note upon which this notation of Subsidiary Guarantees is endorsed shall have the meanings assigned to them in such Indenture.

       The Subsidiary Guarantees shall be binding upon the Subsidiary Guarantors and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Note upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

       The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the foregoing Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                           DELMAR PETROLEUM, INC.
                                           MEXICAN FLATS SERVICE COMPANY
                                           SNYDER FLUID TECHNOLOGIES, INC.
                                           SNYDER GAS MARKETING, INC.
                                           SOCO GAS SYSTEMS, INC.
                                           SOCO HOLDINGS, INC.
                                           SOCO LOUISIANA LEASING, INC.
                                           SOCO OFFSHORE, INC.
                                           WESTERN TRANSMISSION CORPORATION
                                           WYOMING GATHERING AND PRODUCTION
                                                  COMPANY


                                           By:
                                              ----------------------------------
                                                  Vice President


                                  ARTICLE III

                                   THE NOTES

       Section 3.1   Forms Generally.

       The following paragraphs are added to the end of Section 201 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

       Notes (including the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication) offered and sold shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Sections 2.1 through 2.3 hereof and Section 202 of the Original Indenture (the "Global Note") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the limitation set forth in Section 3.2 hereof, the principal amounts of the Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depository, as hereinafter provided.

       Notes (including the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication) offered and sold other than as described in the preceding paragraph shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Sections 2.1 through 2.3 hereof and Section 202 of the Original Indenture ("Physical Notes").





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
       Section 3.2   Title and Terms.

       The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture for original issue is limited to $150,000,000. The aggregate principal amount of Notes Outstanding at any one time may not exceed such amount except as provided in Section 306 hereof.

       The Notes shall be known and designated as the "8 3/4% Senior Subordinated Notes due 2007, of the Company. Their Stated Maturity shall be June 15, 2007, and they shall bear interest at the rate of 8.75% per annum from June 10, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on June 15 and December 15 in each year, commencing December 15, 1997, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

       The principal of (and premium, if any, on) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York; provided, however, that, at the option of the Company, interest may be paid on Physical Notes by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

       Section 3.3   Denominations.

       The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

       Section 3.4 Book-Entry Provisions for Global Note. The following replaces Section 203 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

SECTION 203.  Book-Entry Provisions for Global Security.

       Each Global Note shall be registered in the name of the Depository for such Global Note or the nominee or such Depository and be delivered to the Trustee as custodian for such Depository.

       Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors, or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, or the Trustee or any agent of the Company, the Subsidiary Guarantors, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.





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
       Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository; provided, however, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if, and only if, either (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depository to issue Physical Notes in lieu of all or a portion of the Global Note (in which case the Company shall deliver Physical Notes within 30 days of such request).

       In connection with the transfer of an entire Global Note to beneficial owners pursuant to this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

       The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                   ARTICLE IV

                             DEFAULTS AND REMEDIES

       Section 4.1 Events of Default. The following replaces Section 501 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

SECTION 501.  Events of Default.

       "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i)    default for 30 days in the payment of interest on the Notes; or

       (ii) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

       (iii) default in the performance or breach of the provisions of Article VIII hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1018 or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 1019; or

       (iv) failure of the Company or any Subsidiary Guarantor to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or this Indenture (other than a default specified in subparagraph
(i), (ii) or (iii) above) for a period of 30 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company or such Subsidiary Guarantor, as the case may be, to remedy the same shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the Holders of at least 25 % in aggregate principal amount of the Notes then Outstanding; or

       (v) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $10,000,000; or

       (vi) any Subsidiary Guarantee shall, for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); or

       (vii) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either
(a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

       (viii) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Material Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its





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
affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

       (ix) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Material Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Material Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

       Section 4.2 Acceleration of Maturity; Rescission and Annulment. The following replaces Section 502 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

       SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

       If any Event of Default (other than an Event of Default specified in Section 501(viii) or (ix) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 501(viii) or (ix) hereof occurs and is continuing, then the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

       At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration and its consequences if





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
       (i) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

              (a)    all overdue interest on all Outstanding Notes,

              (b) all unpaid principal of (and Premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, including any Notes required to have been purchased on a Change of Control Date or a Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest on such unpaid principal at the rate borne by the Notes,

              (c) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clauses
(a) and (b) above), and

              (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

       (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

       (iii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 hereof.

       No such rescission shall affect any subsequent default or impair any right consequent thereon.

       Notwithstanding the foregoing, if an Event of Default specified in
Section 501(v) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes, and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.





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
                                   ARTICLE V

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF OR LEASE

       Section 5.1 Consolidation, Merger, Conveyance, Transfer Of or Lease. The following replaces Article Eight of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

       SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

       The Company   shall not, in any single transaction or a series of
related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

       (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and, in each case, this Indenture shall remain in full force and effect;

       (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

       (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions;

       (d) except in the case of the consolidation or merger of the Company with or into a Wholly-owned Restricted Subsidiary or any Restricted Subsidiary with or into the Company or any Wholly Owned Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four full fiscal quarts ending immediately prior to the consummation of the transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of Additional Indebtedness (excluding Permitted Indebtedness) under
Section 1014(i) hereof;

       (e) if the Company is not the continuing obligor under this Indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity's obligations under this Indenture and the Notes;

       (f) if any of the Properties of the Company or any of its Restricted Subsidiaries would, upon such transaction or series of related transactions, become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 1017 hereof; and

       (g) The Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and (ii) an Opinion of Counsel stating that the requirements of
Section 801(a) have been satisfied.

SECTION 802.  Successor Substituted.

       Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with
Section 801 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801 hereof), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (c) of the definition thereof to occur unless the merger, or the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.


                                   ARTICLE VI

                            SUPPLEMENTAL INDENTURES

       Section 6.1 Additional Provisions Relating to Supplemental Indentures. The following provisions are hereby added to Section 901 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

       (9) to secure the Notes pursuant to the requirements of Section 1017 hereof or otherwise; or

       (10) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 1015(i) hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 1502 hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantee of such Subsidiary Guarantor; or

       (11) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 1503 hereof; or

       (12) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

       (13) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

       Section 6.2 Additional Restrictions on Supplemental Indentures. The following provisions are hereby added to Section 902 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

       (4) waive any of the provisions with respect to the redemption of the Notes, except as provided below with respect to Sections 1018 and 1019 hereof;

       (5) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Note;

       (6) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate, principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

       (7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

       (8) waive a redemption payment with respect to any Note (other than a payment required by Section 1018 or Section 1019 hereof); or

       (9) make any change in Section 508, 513 or 1008 hereof or in the foregoing amendment and waiver provisions; or

       (10) modify any provisions of this Indenture relating to the relative ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders thereof.

       Section 6.3   Notice of Supplemental Indentures and Waivers.  A new
Section 907 is hereby added to Article Nine of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof, as follows:

       SECTION 907.  Notice of Supplemental Indentures and Waivers.

       Promptly after (i) the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902 hereof or (ii) a waiver under Section 513 or 1008 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1008 hereof, setting forth in general terms the substance of such supplemental indenture or waiver, as the case may be.

       Section 6.4 Effect on Senior Indebtedness. A new Section 908 is hereby added to Article Nine of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof, as follows:

       SECTION 908.  Effect on Senior Indebtedness.

       No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Thirteen hereof or the holders of Guarantor Senior Indebtedness under Sections 1508, 1509, 1510, 1511, 1513, 1514, 1515, 1516 and 1519 hereof unless expressly consented to in writing by or on behalf of such holders (or by any specified percentage of holders of a class of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, required to consent thereto pursuant to the terms of the agreement or instrument creating, evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness as the case may be), in which event such supplemental indenture shall be binding on all successors and assigns of such holders and on all persons who become holders (of such Senior Indebtedness or Guarantor Senior Indebtedness issued after the date of such amendment or modification.





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
                                  ARTICLE VII

                                   COVENANTS

       Section 7.1 Existence. The following replaces Section 1004 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

SECTION 1004.  Existence.

       Except as expressly permitted by Article Eight hereof, Section 1019 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

       Section 7.2 Maintenance of Properties. The following replaces Section 1005 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

SECTION 1005.  Maintenance of Properties.

       The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its or its Restricted Subsidiary's business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 1005 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

       Section 7.3 Statement by Officer as to Default. The following replaces Section 1007 of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof:

SECTION 1007.  Statement by Officers as to Default.

       (i) The company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this Section 1007(i), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

       (ii) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

       Section 7.4 Additional Covenants. New Sections 1010 through 1021 are hereby added to Article Ten of the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof.

SECTION 1010.  Insurance.

       The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature inured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

       The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

SECTION 1011.  Provision of Financial Information.

       The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 30 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Notes, securities analyst or prospective purchaser of any Notes promptly upon written request given in accordance with Section 106 hereof.

SECTION 1012.  Limitation on Restricted Payments.

       (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

              (a) declare or pay any dividend or make any distribution of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary);

              (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary or other Affiliate of the Company (other than Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock;

              (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness, except (1) pursuant to a Pari Passu Offer or a Net Proceeds Deficiency pursuant to Section 1019 hereof or (2) upon the occurrence of a Change of Control to the extent (and only to the extent) required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness or Subordinated Indebtedness was issued, provided that the Company is then in compliance with its obligations under Section 1018 hereof.

              (d) declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of any Restricted Subsidiary (other than to the Company or any of its Wholly Owned Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary or the Company); or

              (e)    make any Investment (other than any Permitted Investment);

(such payments or other actions described in (but not excluded from) clauses
(a) through (e) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 1014(i) hereof and (3) the aggregate amount of all Restricted Payments declared or made after the date of this First Supplemental Indenture shall not exceed the sum (without duplication) of the following:

              (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the month in which this Second Supplemental Indenture is signed and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

              (B) the aggregate net cash proceeds received after the date of this Second Supplemental Indenture by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

              (C) the aggregate net cash proceeds received after the date of this Second Supplemental Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any option, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

              (D) the aggregate net cash proceeds received after the date of this Second Supplemental Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

              (E) the aggregate net cash proceeds received after the date of this Second Supplemental Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

              (F) to the extent not otherwise included in the Company's Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the date of the Supplemental Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary (other than Patina or SOCO International) as a Restricted Subsidiary (in an amount equal to the fair market value of the net assets of such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary), not to exceed in the case of such Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of this Second Supplemental Indenture, plus

              (G) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to (x) the aggregate net proceeds received by the Company or any Restricted Subsidiary as a result of the sale (net of all provisions for all taxes payable as a result of such sale) after the date of the Supplemental Indenture of securities or assets of Patina or SOCO International or both or (y) the net reduction in Investments in Unrestricted Subsidiaries resulting from the redesignation of Patina or SOCO International as a Restricted Subsidiary (in an amount equal to the fair market value of the net assets of Patina or SOCO International, as the case may be, at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary), plus

              (H)    $25,000,000.

       (ii) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses (i), (iii), (iv) and (v) below) no Default or Event of Default shall have occurred and be continuing:

              (a) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (i) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (i) above);

              (b) the payment of any dividend or the making of any distribution on account of or the repurchase of the Company's Capital Stock payable solely in shares of Capital Stock of either Patina or SOCO International (including cash in lieu of fractional shares in an amount not to exceed the aggregate proceeds from the sale of such fractional shares) provided that Patina or SOCO International, as the case may be, is an Unrestricted Subsidiary at the time of such distribution;

              (c) the payment of dividends in an aggregate annual amount not in excess of (A) $6,200,000 on any shares of 6% Convertible Preferred Stock of the Company outstanding on the date of this Second Supplemental Indenture (and on shares of Common Stock of the Company into which the shares of 6% Convertible Preferred Stock are converted) and (B) $8,500,000 on shares of the Company's Common Stock, provided that (1) such dividends are paid within 60 days of the date of declaration thereof and (2) on the date of declaration and having given pro forma effect to the making of such payment (x) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with the covenant described under "--Incurrence of Indebtedness" and (y) the ratio of the Company's Adjusted Consolidated Net Tangible Assets to total Indebtedness is equal to or greater than
       2.0 to 1.0;

              (d) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

              (e) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

              (f) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Pari Passu Indebtedness or Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Pari Passu Indebtedness or Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Indebtedness is pari passu with or subordinated to the Notes at least to the same extent as such Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, (C) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Notes; and

              (g) the redemption of the Convertible Subordinated Notes out of the aggregate net cash proceeds of the offering of the Notes.

The actions described in clauses (a), (c), (d) and (e) of this paragraph (ii) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (ii) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (i), provided that any dividend paid pursuant to clause (a) and (c) of this paragraph (ii) shall reduce the amount that would otherwise be available under clause (3) of paragraph (i) when declared, but not also when subsequently paid pursuant to such clause (a) or (c), as the case may be), and the actions described in clauses (b), (f) and (g) of this paragraph (ii) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (i). Further, the Company or any Restricted Subsidiary may make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first incurred a commitment for such Restricted Payment such Restricted Payment could have been made; provided that all commitments incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were incurred, except that commitments incurred and outstanding which are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and which are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment for such purposes; and provided, further, that at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing and the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with
Section 1014(i) hereof.

       (iii) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

SECTION 1013.  Limitation on Other Senior Subordinated Indebtedness.

       The Company will not (i) incur (as such term is defined in Section 1014(i) hereof), or permit to remain outstanding, any Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) other than the Notes, that is subordinated in right of payment to any Senior

Indebtedness, unless such Indebtedness is also pari passu with, or subordinated in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained in this Indenture, and (ii) permit any Subsidiary Guarantor to incur, or to permit to remain outstanding, any Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) other than such Subsidiary Guarantor's Subsidiary Guaranty, that is subordinated in right of payment to any Guarantor Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinated in right of payment to, such Subsidiary Guarantee pursuant to subordination provisions substantially similar to those contained in this Indenture.

SECTION 1014.  Incurrence of Indebtedness.

       (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or otherwise become directly or indirectly liable for (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless (a) at the time of such event and after giving effect thereto on a pro forma basis the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period, would have been at least equal to 2.5 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or would occur as a consequence of the incurrence of the additional Indebtedness..

       (ii) The amount of any guarantees by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries shall not be deemed to be outstanding or incurred for purposes of this Section 1014 hereof in addition to the amount of Indebtedness which it guarantees.

SECTION 1015.  Limitation on Guarantees of Indebtedness by Restricted
Subsidiaries.

       (i) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless (a) (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be subordinated to Guarantor Senior Indebtedness (but no other Indebtedness) to the same extent that the Notes are subordinated to Senior Indebtedness and (2) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; (b) such Restricted Subsidiary waives and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (c) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such Subsidiary Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (i) shall not be applicable to any guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

       (ii) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 1015 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 1503 hereof.

SECTION 1016. Limitation on Issuance and Sale of Capital Stock by Restricted Subsidiaries.

       The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (ii) shall not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, except, in each case, for (a) directors' qualifying shares, (b) Capital Stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, (c) a sale of all or substantially all the Capital Stock of a Restricted Subsidiary effected in accordance with Section 1012 and Section 1019 hereof, (d) the issuance of Capital Stock by a Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary which issuance was made in accordance with Section 1012 and Section 1019 hereof and (e) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any Capital Stock retained by the Company or a Restricted Subsidiary in the case of clauses (c), (d) or (e) shall be treated as an Investment for purposes of Section 1012, if the amount of such Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary.

SECTION 1017.  Limitation on Liens.

       The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether new owned or acquired after the date of this Second Supplemental Indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the Notes are directly secured equally and ratably, provided that (i) if such secured Indebtedness is Pari Passu Indebtedness. the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the Notes and (ii) if such secured Indebtedness is Subordinated

Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate. and junior to the lien securing the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

SECTION 1018.  Purchase of Notes Upon Change of Control.

       (i) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $ 1,000, pursuant to the offer described in Section 1018(ii) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101 % of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Purchase Date"). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

       (ii) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder, in the manner provided in Section 107 a notice (the "Change of Control Notice") prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

              (a) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 1018, and that all Notes that are timely tendered will be accepted for payment;

              (b) the Change of Control Purchase Price and the Change of Control Purchase Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

              (c) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

              (d) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Purchase Date;

              (e) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form to elect purchase by the Company pursuant to this Section 1018 completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

              (f) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

              (g) that any Holder electing to have Notes purchased pursuant to the Change of Control offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

              (h) if Physical Notes have been issued pursuant to Section 201, that any Holder of Physical Notes whose Physical Notes are being purchased only in part will be issued new Physical Notes equal in principal amount to the unpurchased portion of the Physical Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

              (i) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 1018.

       (iii) On the Change of Control Payment Date, the Company shall (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) irrevocably deposit with the Paying Agent, by 11:00 a.m., Eastern time on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with in Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send, in the manner provided in
Section 107, to each Holder of Notes or portions thereof so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 1018, the Trustee shall act as the Paying Agent.

       (iv) Upon surrender and cancellation of a Physical Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Physical Note a new Physical Note equal in principal amount to the unpurchased portion of such surrendered Physical Note; provided that each such new Physical Note shall be in a principal amount of $1,000 or an integral multiple thereof.

       (v) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described in this
Section 1018. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1018 by virtue thereof.

       (vi) Prior to complying with the provisions of this Section 1018, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 1018.

SECTION 1019.  Disposition of Proceeds of Asset Sales.

       (i) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors of the Company in the case of Asset Sales greater than $5,000,000, whose determination shall be conclusive and evidenced by a Board Resolution), (b) at least 85% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash, Cash Equivalents or properties used in the Oil and Gas Business of the Company and its Restricted Subsidiaries and (c) the Company delivers to the Trustee an Officers' Certificate, which shall be conclusive, certifying that such Asset Sale complies with clauses (a) and (b) of this
Section 1019(i). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (b) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the next following paragraph.

       (ii) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary may, no later than 365 days after such Asset Sale, either (a) apply all (or any of the Net Cash Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (b) invest all or any part of the Net Cash Proceeds thereof in properties and assets that will be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries, as the case may be. The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph (after the periods specified in this paragraph) shall constitute "Excess Proceeds."

       (iii) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the Notes and holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

              (a) Not later than the 30th day following the Trigger Date, the Company shall (1) give to the Trustee in the manner provided in
       Section 106 hereof and each Holder of the Notes in the manner provided in Section 107 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and any such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as hereinafter defined) of all Notes tendered), and (2) to the extent required by any Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

              (b) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the aggregate principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), In accordance with paragraph (iv) of this Section. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pad Passu. Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 1012 hereof.

              (c) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount Notes to be purchased will be selected on a pro rata basis by the Trustee based on the aggregate principal amount of Notes so tendered. Upon completion of a Net Proceeds Offer and a Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

              (d) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice shall also state (1) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price. subject to the limitations described in the forgoing paragraph
       (c), (2) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (3) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (4) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (iv) of this Section 1019, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (5) the instructions a Holder must follow in order to have his Notes repurchased in accordance with paragraph (iv) of this Section.

       (iv) Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Purchase Notice prior to the close of business on the third Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders of Physical Notes whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $1,000 or an integral multiple thereof.

       On the Net Proceeds Payment Date, the Company shall (1) accept for payment Notes or portions thereof validly tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Notes as has been tendered, (2) irrevocably deposit with the Paying Agent by 11:00 a.m., Eastern time, immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (3) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly send, in the manner provided in
Section 107, to Holders of the Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 1019, the Trustee will act as the Paying Agent.

       (v) The Company shall not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described in this Section 1019. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Net Proceeds offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1019 by virtue thereof.

SECTION 1020.  Limitation on Transactions with Affiliates.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including. without limitation, the sale, purchase, exchange or lease of Property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (d) with respect to a transaction or series of related transactions involving payments in excess of $1,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction complies with clause (i) above, (iii) with respect to a transaction or series of transactions involving payments in excess of $5,000,000 but less than $15,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (a) such transaction or series of related transactions complies with clause (i) above and (b) such transaction or series of related transactions shall have been approved by a majority of the independent directors of the Board of Directors of the Company and (iv) with respect to a transaction or series of transactions involving payments of $15,000,000 or more in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (a) such transaction or series of related transactions complies with clause (i) above, (b) such transaction or series of related transactions shall have been approved by a majority of the Disinterested Directors of the Company and (c) the Company shall have received the written opinion of a firm of investment bankers nationally recognized in the United States that such transaction or series of transactions is fair, from a financial point of view, to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (1) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $3,000,000 outstanding at any one time, (2) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate, (3) the Company's employee compensation and other benefit arrangements or (4) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter and bylaws and applicable statutory provisions..

SECTION 1021. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make an investment in the Company or any other Restricted Subsidiary, or (iv) transfer any of its Properties to the Company or any other Restricted Subsidiary, (v) grant liens or security interests on its properties or assets in favor of the Holders or (vi) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing as of the date of the Supplemental Indenture, except in each instance for such encumbrances or restrictions pursuant to (a) this Indenture, the Bank Credit Facility or any other agreement in effect on the date of this Indenture, (b) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the Properties of any other Person, other than the Person, so acquired, (c) customary restrictions in leases and licenses relating to the Property covered thereby and entered into in the ordinary course of business or (d) any agreement that extends, renews, refinances or replaces the agreements containing restrictions in the foregoing clauses (a) through (c), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, and except with respect to clause (iv) only, (1) restrictions in the form of Liens which are not prohibited under Section 1017 and which contain customary limitations on the transfer of collateral and (2) with respect to clause (d) only, customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

       Section 7.5 Waiver of Certain Covenants. Section 1008 of the Indenture is hereby amended, but only with respect to the Notes issued in accordance with the provisions hereof, such that the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 and 1007, Sections 1010 through 1014, Sections 1016 and 1017, Sections 1020 and 1021 hereof in accordance with the conditions set forth in
Section 1008.

                                  ARTICLE VIII

                              REDEMPTION OF NOTES

       Section 8.1   Right of Redemption.

       The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after June 15, 2002, upon not less than 30 or more than 60 days' notice to each Holder of Notes to be redeemed, subject to the conditions and at the Redemption Prices (expressed as percentages of principal amount) specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date. In addition, at any time and from time to time prior to June 15, 2000, the Company may, at its option, redeem Notes in an amount in the aggregate up to 30% of the aggregate principal amount of the Notes originally issued under this Indenture with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $122.5 million aggregate principal amount of the Notes must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.


                                   ARTICLE IX

                       DEFEASANCE AND COVENANT DEFEASANCE

       Section 9.1 Defeasance and Discharge. Section 402 of the Indenture is hereby amended, but only with respect to the Notes issued in accordance with the provisions hereof, such that clause (b) of Section 402 is deleted and replaced with the following: "(b) the respective obligations of the Company and the Subsidiary Guarantors under Sections 303, 304, 305, 306, 307, 508, 515, 607, 610, 611, 1002, 1003, 1501 (to the extent it relates to the foregoing sections and this Article Four), 1504 and 1505, hereof."

       Section 9.2 Covenant Defeasance. Section 403 of the Indenture is hereby amended, but only with respect to the Notes issued in accordance with the provisions hereof, such that the first sentence of Section 403 is deleted and replaced with the following: "Upon the Company's exercise under Section 401 hereof of the option applicable to this Section 403, the Company and the Subsidiary Guarantors shall be released from their respective obligations under any covenant contained in Article Eight, Sections 1005 through 1021, and in
Section 402 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall not be deemed "Outstanding" for all purposes hereunder."

       Section 9.3 Conditions to Defeasance or Covenant Defeasance. Section 404(ii) of the Indenture is hereby amended, but only with respect to the Notes issued in accordance with the provisions hereof, such that Section 404(ii) is deleted and replaced with the following: "No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(viii) and 501(ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

                                   ARTICLE X

                             SUBSIDIARY GUARANTEES

       Section 10.1 Subsidiary Guarantees. A new Article Fifteen is hereby added to the Indenture, but only with respect to the Notes issued in accordance with the provisions hereof, as follows:

SECTION 1501.  Unconditional Guarantee.

       Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee being referred to herein as this "Subsidiary Guarantee," with all such guarantees being referred to herein as the ("Subsidiary Guarantees") to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Notes and that:

       (i) the principal of (and premium, if any, on) and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

       (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise; subject however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 1504 hereof.

       Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall, to the extent permitted by law be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waves, to the extent permitted by law, diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed, hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 1502.  Subsidiary Guarantor May Consolidate, etc., on Certain Terms.

       (i) Except as set forth in Article Eight hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

       (ii) Except as set forth in Article Eight hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that
(a) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (b) such transaction shall not violate any of the covenants of Sections 1001 through 1007 and Sections 1009 to 1021 hereof and (c) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article Fifteen and in a notation to the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in a merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation or into which the Subsidiary Guarantor shall have merged, or by the Person that shall have acquired such Property (except to the extent the following Section 1503 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture and shall not have to assume such Subsidiary Guarantor's Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form, to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.

SECTION 1503.  Release of Subsidiary Guarantors.

       Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 1502 hereof or pursuant to Article Eight hereof, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and all related obligations under this Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture.

       Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from its Subsidiary Guarantee and all related obligations under this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Unrestricted Subsidiary.

       Notwithstanding any other provision of this Indenture, all of the Subsidiary Guarantors shall be deemed released from their respective Subsidiary Guarantees and all related obligations under this Indenture in the event that all obligations of the Subsidiary Guarantors under all of their guarantees of, and under all of their pledges of assets or other security interests which secure, other indebtedness of the Company (excluding any Senior Indebtedness) shall also terminate. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officer's Certificate and Opinion of Counsel certifying that all such obligations of the Subsidiary Guarantee have terminated.

       Any Subsidiary Guarantor not released in accordance with this Section 1503 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Fifteen.

SECTION 1504.  Limitation of Subsidiary Guarantors' Liability.

       Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 1505 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 1504 is for the benefit of the creditors of each Subsidiary Guarantor.

SECTION 1505.  Contribution.

       In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

SECTION 1506.  Execution and Delivery of Notations of Subsidiary Guarantees.

       To evidence its Subsidiary Guarantee set forth in Section 1501 hereof, each Subsidiary Guarantor hereby agrees to execute the notations of Subsidiary Guarantees in substantially the form set forth in Section 2.3 hereof to be endorsed on all Notes ordered to be authenticated and delivered by the Trustee, and each Subsidiary Guarantor agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1501 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such notation of Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents (each of whom shall, in each case, have been duly authorized by all requisite corporate action) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of such Subsidiary Guarantor. Such signatures upon the notation of Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the notation of Subsidiary Guarantee shall cease to be such officer before the Note on which such notation of Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the notation of Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 1507.  Severability.

       In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1508.  Subsidiary Guarantees Subordinated to Guarantor Senior
Indebtedness.

       Each Subsidiary Guarantor covenants and agrees, and each Holder of a Note, by his acceptance of the Subsidiary Guarantees, likewise covenants and agrees, for the benefit of the holders, from time to time, of Guarantor Senior Indebtedness, that the payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated and subject in right of payment, to the extent and in the manner provided in this Article Fifteen, to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Subsidiary Guarantee of such Subsidiary Guarantor, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and the interest on the Notes pursuant to such Subsidiary Guarantee in all respects shall rank pari passu with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of such Subsidiary Guarantor that is subordinated to its Guarantor Senior Indebtedness.

       This Article Fifteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obligees hereunder and any of them may enforce such provisions.

SECTION 1509. Subsidiary Guarantors Not to Make Payments with Respect to Subsidiary Guarantees in Certain Circumstances.

       (i) No payment or distribution of any Property of any Subsidiary Guarantor of any kind or character (other than Permitted Guarantor Junior Notes) may be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee upon the happening of any default in respect of the payment or required prepayment of any of its Guarantor Senior Indebtedness when the same becomes due and payable (a "Subsidiary Guarantor Payment Default"), unless and until such





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
Subsidiary Guarantor Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been paid in full or otherwise discharged, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments.

       (ii) Upon the happening of any event (other than a Subsidiary Guarantor Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Specified Guarantor Senior Indebtedness (a "Subsidiary Guarantor Non-payment Default"), and receipt by the applicable Subsidiary Guarantor and the Trustee of written notice thereof from one or more of the holders of such Specified Guarantor Senior Indebtedness or their representative (a "Subsidiary Guarantor Payment Notice"), then, unless and until such Subsidiary Guarantor Nonpayment Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Guarantor Senior Indebtedness is paid in full or otherwise discharged or the holders (or a representative of the holders) of such Specified Guarantor Senior Indebtedness give their written approval, no payment or distribution shall be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee (other than Permitted Guarantor Junior Notes); provided, however, that these provisions will not prevent the making of any payment for more than 179 days after a Subsidiary Guarantor Payment Notice shall have been given after which such Subsidiary Guarantor will resume, (unless otherwise prohibited pursuant to the immediately preceding paragraph) making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments. Notwithstanding the foregoing, not more than one Subsidiary Guarantor Payment Notice shall be given with respect to any Subsidiary Guarantee within a period of 360 consecutive days. No Subsidiary Guarantor Non-payment Default that existed or was continuing on the date of delivery of any Subsidiary Guarantor Payment Notice with respect to the Specified Guarantor Senior Indebtedness initiating such Subsidiary Guarantor Payment Notice will be, or can be, made the basis for the commencement of a subsequent Subsidiary Guarantor Payment Notice with respect to such Subsidiary Guarantee.

       (iii) In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 1509, then and in such event such payment shall be paid over and delivered forthwith to the Company. In the event that a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee, and the Trustee shall receive written notice of a Subsidiary Guarantor Payment Default or a Subsidiary Guarantor Nonpayment Default from one or more of the holders of Guarantor Senior Indebtedness; (or their representative) prior to making any payment to Holders in respect of the Subsidiary Guarantee and prior to 11:00 a.m., Eastern Time on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments shall be paid over by the Trustee and delivered forthwith to the Company. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any default under any of its Guarantor Senior Indebtedness or under any agreement pursuant to which its Guarantor Senior Indebtedness may have been issued.





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
SECTION 1510. Subsidiary Guarantees subordinated to prior payment of all guarantor senior indebtedness upon Dissolution, etc.

       Upon any distribution of Properties of any Subsidiary Guarantor or payment on behalf of a Subsidiary Guarantor in the event of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor:

       (i) the holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness shall be entitled to reserve payment in full of such Guarantor Senior Indebtedness, or provision must be made for such payment, before the Holders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Guarantor Junior Notes), on account of any payment in respect of such Subsidiary Guarantor's Subsidiary Guarantee;

       (ii) any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Notes) by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled except for the provisions of this Article Fifteen, shall be paid by the Subsidiary Guarantor or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness, and

       (iii) in the event that, notwithstanding the foregoing provisions of this Section 1510, any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Notes), shall be received by the Trustee or the Holders before all such Guarantor Senior Indebtedness is paid in full or otherwise discharged, such Properties shall be received and held in trust for and shall be paid over to the holders of such Guarantor Senior Indebtedness remaining unpaid or their representatives, for application to the payment of such Guarantor Senior Indebtedness until all such Guarantor Senior Indebtedness shall have been paid or provided for in full, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

       The Company or a Subsidiary Guarantor shall give prompt written notice to the Trustee of the occurrence of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor.

SECTION 1511. Holders to be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.

       After the payment in full of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, the Holders shall be subrogated (equally and ratably with the holders of all other Indebtedness of such Subsidiary Guarantor which by its express terms is subordinated to such Guarantor Senior Indebtedness to substantially the same extent as each Subsidiary Guarantee is so subordinated and which is entitled to the rights of subrogation as a result of payments made to the holders of such Guarantor Senior Indebtedness) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property and securities of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Fifteen which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on amount of such Guarantor Senior Indebtedness, it being understood that the subordination provisions of this Article Fifteen are, and are intended solely for, the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

SECTION 1512.  Obligations of Subsidiary Unconditional.

       Nothing contained in this Article Fifteen or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors under the Subsidiary Guarantees, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any distribution of Properties of a Subsidiary Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 603 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of a trustee in bankruptcy, receivers, liquidating trustee, custodian, assignee for the benefit of creditors, or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the related Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

SECTION 1513. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

       The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee, unless it shall have received at its Corporate Trust Office written notice thereof from a Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or from any representative thereof, and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness, or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default (or a representative on behalf of such holder), to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or a representative on behalf of any such holder or holders.

SECTION 1514.  Application by Trustee of Money Deposited with it.

       Except as provided in Article Thirteen, any deposit of money by a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the related Subsidiary Guarantee shall be subject to the provisions of Sections 1508, 1509, 1510 and 1511 hereof except that, if prior to 11:00 a.m., Eastern time, on the date which is two Business Days prior to the date on which by the terms of this Indenture any such money may become payable for any purpose, the Trustee or, in the case of any such deposit of money with a Paying Agent, the Paying Agent shall not have received with respect to such money the notice provided for in Section 1513 hereof, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such money and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m., Eastern time, two Business Days prior to such payment date. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payments.

       The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article Fifteen.





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
SECTION 1515. Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

       No right of any present or future holders of any Guarantor Senior Indebtedness of a Subsidiary Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

       Without in any way limiting the generality of the preceding paragraph of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Guarantor Senior Indebtedness or the term of any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension or alteration results in such Indebtedness no longer being Guarantor Senior Indebtedness as defined in this Indenture); (2) sell, exchange. release or otherwise deal with any Property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) settle or compromise any Guarantor Senior Indebtedness or any liability of any Obligor thereon or release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1516. Holders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantees.

       Each Holder, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance of his Notes pursuant to the related Subsidiary Guarantee in the form required in said proceedings and the causing of said claim to be approved.

SECTION 1517.  Right of Trustee to Hold Guarantor Senior Indebtedness.

       The Trustee shall be entitled to all of the rights set forth in this Article Fifteen in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 1518.  Article XIII Not to Prevent Events of Default.

       The failure to make a payment on account of the Subsidiary Guarantees by reason of any provision in this Article Fifteen shall not be construed as preventing the occurrence of an Event of Default under this Indenture.

SECTION 1519.  Payment.

       For purposes of this Article Fifteen, a payment with respect to any Subsidiary Guarantor or with respect to principal of or interest on the Note or any Subsidiary Guarantee shall include, without limitation, payment of principal of and interest on any Note, any depositing of funds under Article Four hereof, any payment on account of any repurchase or redemption of any Note and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note.





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
              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                              ISSUER

                                              SNYDER OIL CORPORATION,


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President - Finance


                                              SUBSIDIARY GUARANTORS:

                                              DELMAR PETROLEUM, INC.


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              MEXICAN FLATS SERVICE COMPANY


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              SNYDER FLUID TECHNOLOGIES, INC.

                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President

                                              SNYDER GAS MARKETING, INC.


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President

                                              SOCO GAS SYSTEMS, INC.


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              SOCO HOLDINGS, INC.

                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              SOCO LOUISIANA LEASING, INC.


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              SOCO OFFSHORE, INC.


                                              By: /s/  James H. Shonsey
                                                 ------------------------------
                                                     James H. Shonsey
                                                     Vice President

                                              WESTERN TRANSMISSION CORPORATION


                                              By: /s/  James H. Shonsey
                                                 -------------------------------
                                                     James H. Shonsey
                                                     Vice President


                                              WYOMING GATHERING AND PRODUCTION
                                                     COMPANY


                                              By: /s/  James H. Shonsey
                                                 -------------------------------
                                                     James H. Shonsey
                                                     Vice President

                                              TRUSTEE:

                                              TEXAS COMMERCE BANK NATIONAL
                                                     ASSOCIATION


                                              By: /s/  John G. Jones
                                                 -------------------------------
                                                     Name: John G. Jones
                                                          ----------------------
                                                     Title: Senior Trust Officer
                                                           ---------------------